EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-228511 on Form S-8 of our report dated February 26, 2021, relating to the consolidated financial statements and financial statement schedules of Berkshire Hathaway Energy Company and subsidiaries appearing in this Annual Report on Form 10-K of Berkshire Hathaway Energy Company for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Des Moines, Iowa
February 26, 2021